Exhibit 99.1

Tenneco Reports Second Quarter Financial Results

  OE revenue up 44%, global aftermarket revenue up 12% year-over-year
  Gross margin improves to 18.6% versus 17.5% a year ago
  Net income up at $40 million, or 66-cents per diluted share
  Total debt net of cash balances improved $301 million year-over-year

LAKE FOREST, Ill.--(BUSINESS WIRE)--July 29, 2010--Tenneco Inc. (NYSE: TEN) reported second quarter net income of $40 million, or 66-cents per diluted share, up from a net loss of $33 million, or 72-cents per diluted share in second quarter 2009. Adjusted for the items below, net income was $38 million, or 62-cents per diluted share, compared with a net loss of $10 million, or 22-cents per diluted share a year ago. The tables in this press release reconcile GAAP results to non-GAAP results.

EBIT (earnings before interest, taxes and noncontrolling interests) was $93 million, an increase from $17 million a year ago. Adjusted EBIT was $97 million, versus $25 million in second quarter 2009. The EBIT increase was driven by a significant improvement in production volumes in all regions, related manufacturing efficiencies and higher aftermarket sales globally, partially offset by higher SGA&E costs.

EBITDA including noncontrolling interests (EBIT before depreciation and amortization) was $146 million, up from $72 million in second quarter 2009. Adjusted EBITDA including noncontrolling interests was $149 million, compared with $79 million a year ago.

“I am pleased with how we are capitalizing on a much improved production environment with strong year-over-year revenue and earnings growth, and solid cash performance,” said Gregg Sherrill, chairman and CEO, Tenneco. “We are on track in executing on our growth plans and, equally important, converting that growth to profit with the cost structure we now have in place and actions to continuously improve our operational performance.”

Adjusted second quarter 2010 and 2009 results:

	Q2 2010				Q2 2009
	EBITDA	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA	EBIT	Net loss attributable to Tenneco Inc.	Per Share
Earnings Measures	$146	$93	$40	$0.66	$72	$17	$(33)	$(0.72)

Adjustments (reflect non-GAAP measures):

Restructuring and related expenses	3	4	3	0.04	2	3	2	0.04

Environmental reserve	-	-	-	-	5	5	3	0.07

Charges related to refinancing	-	-	1	0.02	-	-	-	-

Net tax adjustments	-	-	(6)	(0.10)	-	-	18	0.39

Non-GAAP earnings measures	$149	$97	$38	$0.62	$79	$25	$(10)	$(0.22)

Second quarter 2010 adjustments:

  Restructuring and related expenses of $4 million pre-tax, or 4-cents per diluted share;
  Charges of $1 million pre-tax, or 2-cents per diluted share, related to debt refinancing;
  Tax benefits of $6 million, or 10-cents per diluted share, related to income generated in lower tax rate jurisdictions as well as adjustments to tax estimates.

Second quarter 2009 adjustments:

  Restructuring and related expenses of $3 million pre-tax, or 4-cents per diluted share;
  A reserve of $5 million pre-tax, or 7-cents per diluted share, related to environmental liabilities of a company Tenneco acquired in 1996 at locations never operated by Tenneco, and for which that acquired company had been indemnified by Mark IV Industries, which declared bankruptcy in the second quarter 2009;
  Non-cash tax charges of $18 million, or 39-cents per diluted share, primarily related to the impact of recording a valuation allowance against our tax benefit for losses in the U.S. and certain foreign jurisdictions.

REVENUE

Second quarter revenue was $1.502 billion, up 36% from $1.106 billion a year ago. Excluding substrate sales and the impact of $16 million in negative currency, revenue was $1.209 billion, versus $892 million in second quarter 2009. Revenue rose primarily as a result of stronger OE production volumes across all regions including new platform launches. Stronger year-over-year aftermarket sales globally, particularly in North America and South America, also contributed to the increase.

GROSS MARGIN AND SGA&E

Second quarter gross margin was 18.6% up from 17.5% a year ago and 18.5% in first quarter 2010. The year-over-year gross margin improvement was driven by higher OE production volumes and related manufacturing efficiencies, and an increase in higher-margin aftermarket sales. Compared to first quarter 2010, operating improvements were offset by $9 million in unfavorable currency, or a 0.6 percentage point negative impact on gross margin this quarter.

SGA&E (selling, general, administrative and engineering) expense as a percent of sales was 8.7% versus 10.1% a year ago as the company continues to leverage higher year-over-year revenues. SGA&E expense in the quarter was $131 million, compared with $112 million in second quarter 2009. The year-over-year increase reflects restoration of salary and benefit cuts made in the second quarter 2009 and higher performance-based compensation costs; lower customer engineering cost recoveries; higher engineering expenses related to customer programs and diesel aftertreatment technology development; and changeover costs associated with new aftermarket business in North America.

CASH FLOW AND DEBT

Tenneco generated $104 million in cash flow from operations, versus $112 million in second quarter 2009. This strong performance was the result of higher earnings and efficiently managing working capital. The company generated cash from working capital in the quarter despite an increased demand for working capital, driven by the industry recovery with significantly higher year-over-year OE production and higher aftermarket sales.

Tenneco ended the second quarter with net debt at $1.108 billion, down from $1.409 billion at the end of second quarter 2009. The year-over-year debt reduction was generated by positive cash flow as well as $188 million in proceeds from the company’s common stock offering in fourth quarter 2009.

The company’s leverage ratio – net debt to adjusted EBITDA including noncontrolling interests – was 2.3x, down significantly from 5.5x at June 30, 2009.

“Our stronger earnings, combined with working capital efficiencies, helped generate solid cash flow in the quarter,” Sherrill said. “We also continue to reduce our debt, which remains one of our top priorities as reflected in the fact that our leverage ratio is at an all-time low.”

Capital expenditures incurred in the quarter were $30 million, versus $24 million a year ago. The expenditures reflect Tenneco’s ongoing investments to support customer programs, expansion activities in emerging markets and future growth opportunities.

NORTH AMERICA

  North America OE revenue was $557 million, up from $318 million in second quarter 2009. Excluding substrate sales and the impact of currency, revenue increased to $369 million, from $209 million. Stronger volumes on Tenneco-supplied vehicles such as the Ford Super Duty pick-up truck, GM Epsilon models, the GMT900 and Dodge Ram pick-ups drove the 78% increase.
  North America aftermarket revenue rose to $181 million from $150 million in second quarter 2009. Excluding the impact of currency, revenue increased 19% to $179 million. Higher volumes in both product lines drove the increase.
  EBIT for North America operations increased to $50 million, versus $6 million a year ago. Second quarter 2010 EBIT includes an increase of $5 million in changeover costs related to new aftermarket business, primarily for new emission control business with NAPA Canada. Adjusted for the following items, EBIT was $53 million, versus $12 million a year ago.
    Second quarter 2010 EBIT includes $3 million in restructuring and related expenses. Second quarter 2009 EBIT includes $1 million in restructuring and related expenses, and a $5 million charge related to environmental liabilities.
  EBIT improvement was driven by significantly higher OE production volumes, related manufacturing efficiencies and strong aftermarket sales. Second quarter 2010 EBIT included $3 million in negative currency.

EUROPE, SOUTH AMERICA AND INDIA

  Europe OE revenue was $380 million, up from $329 million in second quarter 2009. Excluding substrate sales and the impact of currency, revenue increased 27% to $326 million, from $258 million. The increase was driven by Tenneco’s content on strong selling vehicles such as the Ford Focus, Mazda 3, VW Golf, Audi 3, Volvo Truck, BMW 5-Series and the Daimler Sprinter.
  Europe aftermarket revenue was $97 million, compared with $101 million a year ago. Excluding the impact of currency, revenue rose 3% to $105 million, primarily driven by higher ride control sales.
  South America and India revenue was $129 million, up from $90 million in second quarter 2009. Excluding substrate sales and the impact of currency, revenue rose 33% to $107 million, versus $78 million. The increase was driven by higher aftermarket sales in South America and stronger OE volumes in both regions.
  EBIT for Europe, South America and India increased to $30 million, compared with $6 million in second quarter 2009. Adjusted for the following items, EBIT was $31 million, versus $8 million a year ago.
    Second quarter 2010 EBIT includes $1 million in restructuring and related expenses and second quarter 2009 EBIT includes $2 million in restructuring and related expenses.

    Stronger OE production volumes across all regions, manufacturing efficiencies and materials cost management drove the improvement. Second quarter 2010 EBIT includes $5 million in negative currency.

ASIA PACIFIC

  Asia revenue was $121 million, up from $88 million in second quarter 2009. Excluding substrate sales and the impact of currency, revenue rose 37% to $94 million, versus $69 million a year ago. Strong OE volumes in China drove the increase, particularly on Tenneco-supplied GM and VW platforms.
  Australia revenue was $37 million, an increase from $30 million in second quarter 2009. Excluding substrate sales and the impact of currency, revenue was up 12% to $29 million, versus $27 million a year ago, driven by OE production volume increases.
  Asia Pacific EBIT rose to $13 million from $5 million a year ago, driven by stronger volumes and related manufacturing efficiencies. Second quarter 2010 EBIT includes $1 million in positive currency.

OUTLOOK

According to IHS Automotive, light vehicle production in the second half of 2010, versus a year ago, is projected to be up 11% in North America, 5% in China and 5% in South America, whereas Europe light vehicle production is expected to be down 7%.

Tenneco’s revenue growth continues to be driven by production volume recovery, the company’s strong position on many top-selling vehicle platforms, increased light vehicle content in both ride and emission control, as well as the launch and ramp-up of new commercial vehicle business. Tenneco has announced that the company is launching programs with 11 different commercial vehicle customers through 2011. Most of the 2010 programs will be launching in the fourth quarter and ramping up next year.

“Our performance year-to-date shows that we took advantage of stronger-than-expected first half industry conditions. While the pace of the economic and industry recovery will vary by region in the second half, we’re well-positioned for continued growth given our revenue drivers,” Sherrill said. “In terms of the bottom-line, we expect to continue benefiting from the cost structure changes and operational improvements we’ve made as we work to improve profitability.”

Attachment 1

Statements of Income – 3 Months

Statements of Income – 6 Months

Balance Sheets

Statements of Cash Flows – 3 Months

Statements of Cash Flows – 6 Months

Attachment 2

Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 3 Months

Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months

Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 6 Months

Reconciliation of GAAP to Non-GAAP Earnings Measures – 6 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 6 Months

Reconciliation of Non-GAAP Measures – Debt Net of Cash/Adjusted EBITDA including noncontrolling interests

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment Value-added Revenues – 3 and 6 Months

CONFERENCE CALL

The company will host a conference call on Thursday, July 29, 2010 at 9:00 a.m. EDT. The dial-in number is 877-917-9492 (domestic) or 312-470-7278 (international). The passcode is TENNECO. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.tenneco.com. A recording of the call will be available one hour following completion of the call on July 29, 2010 through August 30, 2010. To access this recording, dial 800-925-1773 (domestic) or 402-220-3092 (international). The purpose of the call is to discuss the company’s operations for the quarter, as well as other matters that may impact the company’s outlook. A copy of the press release is available on the financial and news sections of the Tenneco web site.

Tenneco is a $4.6 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 21,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of emission control and ride control products and systems for the automotive original equipment market and the aftermarket. Tenneco markets its products principally under the Monroe®, Walker®, Gillet™ and Clevite®Elastomer brand names.

This press release contains forward-looking statements. Words such as “may,” “expects,” “anticipate,” ”projects,” “will,” and “outlook” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:

(i) changes in automotive manufacturers' production rates and their actual and forecasted requirements for the company's products such as recent and significant production cuts by automotive manufacturers in response to difficult economic conditions;

(ii) the company's resultant inability to realize the sales represented by its awarded book of business which is based on anticipated pricing for the applicable program over its life, and is subject to increases or decreases due to changes in customer requirements, customer and consumer preferences, and the number of vehicles actually produced by customers;

(iii) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;

(iv) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector, and changes in consumer demand and prices, including longer product lives of automobile parts and the cyclicality of automotive production and sales of automobiles which include the company's products, and the potential negative impact on the company's revenues and margins from such products;

(v) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans and to realize anticipated benefits from these plans;

(vi) the general political, economic and competitive conditions in markets and countries where the company and its subsidiaries operate, including the strength of other currencies relative to the U.S. dollar and currency fluctuations and other risks associated with operating in foreign countries;

(vii) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals;

(viii) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets at favorable rates, and the credit ratings of the company’s debt;

(ix) the cost and outcome of existing and any future legal proceedings, and the impact of changes in and compliance with laws and regulations, including environmental laws and regulations and the adoption of the current mandated timelines for worldwide emissions regulations;

(x) workforce factors such as strikes or labor interruptions;

(xi) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market;

(xii) further changes in the distribution channels for the company's aftermarket products, further consolidations among automotive parts customers and suppliers, and product warranty costs;

(xiii) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;

(xiv) changes in accounting estimates and assumptions, including changes based on additional information;

(xv) acts of war, riots or terrorism, including, but not limited to the events taking place in the Middle East, the current military action in Iraq and the continuing war on terrorism, as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the countries where the company operates; and

(xvi) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 2009.

		ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME (LOSS)
Unaudited
THREE MONTHS ENDED JUNE 30,
(Millions except per share amounts)

	2010		2009
Net sales and operating revenues	$1,502		$1,106

Costs and expenses
Cost of sales (exclusive of depreciation shown below)	1,222	(a)	913	(e)
Engineering, research and development	33		24
Selling, general and administrative	98		88	(e)
Depreciation and amortization of other intangibles	53	(a)	55	(e)
Total costs and expenses	1,406		1,080

Loss on sale of receivables	(1)	(d)	(2)
Other income (expense)	(2)		(7)	(f)
Total other income (expense)	(3)		(9)

Income before interest expense, income taxes,
and noncontrolling ownership interests
North America	50	(a)	6	(e) (f)
Europe, South America & India	30	(a)	6	(e)
Asia Pacific	13		5
	93		17
Less:
Interest expense (net of interest capitalized)	32	(b) (d)	35
Income tax expense	15	(c)	11	(g)
Net income (loss)	46		(29)

Less: Net income attributable to noncontrolling interests	6		4
Net income (loss) attributable to Tenneco Inc.	$40		$(33)

Average common shares outstanding:
Basic	59.1		46.7
Diluted	61.0		46.7

Earnings (Loss) per share of common stock:
Basic	$0.68		$(0.72)
Diluted	$0.66		$(0.72)

(a) Includes restructuring and related charges of $4 million pre-tax, $3 million after tax or $0.04 per diluted share. Of the adjustment $3 million is recorded in cost of sales and $1 million is recorded in depreciation. Geographically, $3 million is recorded in North America and $1 million in Europe, South America and India.

(b) Includes pre-tax expenses of $1 million, $1 million after tax or $0.02 per share for costs related to refinancing activities.

(c) Includes tax benefits of $6 million or $0.10 per diluted share related to income generated in lower tax rate jurisdictions as well as adjustments to tax estimates.

(d) The adoption of the new accounting guidance in Accounting Standards Codification (ASC) 860, "Accounting for Transfers of Financial Assets, an amendment to FAS No. 140" in the first quarter 2010 requires Tenneco to account for its accounts receivable securitization program in North America as secured borrowings. As a result, this impacted the statements of income by decreasing the loss on sale of receivables and increasing interest expense by the same amount.

(e) Includes restructuring and related charges of $3 million pre-tax, $2 million after tax or $0.04 per diluted share. Of the adjustment $1 million is recorded in cost of sales, $1 million is recorded in SG&A and $1 million is recorded in depreciation. Geographically, $1 million is recorded in North America and $2 million in Europe, South America and India.

(f) Includes charge of $5 million pre-tax, $3 million after tax or $0.07 per diluted share related to environmental liabilities of a company Tenneco acquired in 1996, at locations never operated by Tenneco, and for which that acquired company had been indemnified by Mark IV Industries, which declared bankruptcy in the second quarter 2009.

(g) Includes tax charges of $18 million or $0.39 per diluted share primarily related to the impact of recording a valuation allowance against the tax benefit for losses in the U.S. and certain foreign jurisdictions.

		ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME (LOSS)
Unaudited
SIX MONTHS ENDED JUNE 30,
(Millions except per share amounts)

	2010		2009
Net sales and operating revenues	$2,818		$2,073

Costs and expenses
Cost of sales (exclusive of depreciation shown below)	2,295	(a)	1,740	(e)
Engineering, research and development	60		45
Selling, general and administrative	198		166	(e)
Depreciation and amortization of other intangibles	108	(a)	107	(e)
Total costs and expenses	2,661		2,058

Loss on sale of receivables	(2)	(d)	(4)
Other income (expense)	(3)		(7)	(f)
Total other income (expense)	(5)		(11)

Income before interest expense, income taxes,
and noncontrolling ownership interests
North America	86	(a)	10	(e) (f)
Europe, South America & India	42	(a)	(11)	(e)
Asia Pacific	24		5
	152		4
Less:
Interest expense (net of interest capitalized)	64	(b) (d)	66
Income tax expense	30	(c)	14	(g)
Net income (loss)	58		(76)

Less: Net income attributable to noncontrolling interests	11		6
Net income (loss) attributable to Tenneco Inc.	$47		$(82)

Average common shares outstanding:
Basic	59.0		46.7
Diluted	60.9		46.7

Earnings (Loss) per share of common stock:
Basic	$0.79		$(1.76)
Diluted	$0.77		$(1.76)

(a) Includes restructuring and related charges of $9 million pre-tax, $6 million after tax or $0.09 per diluted share. Of the adjustment $7 million is recorded in cost of sales and $2 million is recorded in depreciation. Geographically, $7 million is recorded in North America and $2 million in Europe, South America and India.

(b) Includes pre-tax expenses of $1 million, $1 million after tax or $0.02 per share for costs related to refinancing activities.

(c) Includes a net tax benefit of $1 million or $0.01 per diluted share related to income generated in lower tax rate jurisdictions as well as adjustments to tax estimates offset by the impact of not benefiting from U.S. and foreign tax losses.

(d) The adoption of the new accounting guidance in Accounting Standards Codification (ASC) 860, "Accounting for Transfers of Financial Assets, an amendment to FAS No. 140" in the first quarter 2010 requires Tenneco to account for its accounts receivable securitization program in North America as secured borrowings. As a result, this impacted the statements of income by decreasing the loss on sale of receivables and increasing interest expense by the same amount.

(e) Includes restructuring and related charges of $6 million pre-tax, $4 million after tax or $0.08 per diluted share. Of the adjustment $3 million is recorded in cost of sales, $1 million is recorded in SG&A and $2 million is recorded in depreciation. Geographically, $3 million is recorded in North America and $3 million in Europe, South America and India.

(f) Includes charge of $5 million pre-tax, $3 million after tax or $0.07 per diluted share related to environmental liabilities of a company Tenneco acquired in 1996, at locations never operated by Tenneco, and for which that acquired company had been indemnified by Mark IV Industries, which declared bankruptcy in the second quarter 2009.

(g) Includes tax charges of $36 million or $0.77 per diluted share primarily related to the impact of recording a valuation allowance against the tax benefit for losses in the U.S. and certain foreign jurisdictions.

				ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
(Unaudited)
(Millions)

		June 30, 2010		December 31, 2009
Assets

	Cash and cash equivalents	$146		$167

	Receivables, net	855	(a),(c)	596	(a)

	Inventories	471		428

	Other current assets	200		202

	Investments and other assets	315		338

	Plant, property, and equipment, net	993		1,110

	Total assets	$2,980		$2,841

Liabilities and Shareholders' Equity

	Short-term debt	$65	(c)	$75

	Accounts payable	954		766

	Accrued taxes	40		36

	Accrued interest	22		22

	Other current liabilities	305		302

	Long-term debt	1,189	(b)	1,145	(b)

	Deferred income taxes	57		66

	Deferred credits and other liabilities	395		411

	Redeemable noncontrolling interests	10		7

	Tenneco Inc. shareholders' equity	(86)		(21)

	Noncontrolling interests	29		32

	Total liabilities and shareholders' equity	$2,980		$2,841

		June 30, 2010		December 31, 2009
(a)	Accounts Receivables net of:
	North America - Accounts receivables securitization programs	$-		$62
	Other - Accounts receivables securitization programs	$105		$75

		June 30, 2010		December 31, 2009
(b)	Long term debt composed of:
	Borrowings against revolving credit facilities	$25		$-
	Term loan A (Due 2012)	-		133
	Term loan B (Due 2016)	150		-
	10.25% senior notes (Due 2013)	248		249
	8.625% subordinated notes (Due 2014)	500		500
	8.125% senior notes (Due 2015)	250		250
	Other long term debt	16		13

		$1,189		$1,145

(c) An accounting rule change in the first quarter 2010 requires Tenneco to account for its accounts receivable securitization program in North America as secured borrowings. At June 30, 2010, there were no borrowings outstanding under the North America accounts receivable securitization program.

	ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Three Months Ended
	June 30,
	2010		2009

Operating activities:
Net income (loss)	$46		$(29)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities -
Depreciation and amortization of other intangibles	53		55
Stock-based compensation	2		2
Deferred income taxes	5		(4)
Loss on sale of assets	1		2
Changes in components of working capital-
(Inc.)/dec. in receivables	(102)		(3)
(Inc.)/dec. in inventories	(27)		33
(Inc.)/dec. in prepayments and other current assets	9		(4)
Inc./(dec.) in payables	112		38
Inc./(dec.) in taxes accrued	(6)		22
Inc./(dec.) in interest accrued	(8)		(9)
Inc./(dec.) in other current liabilities	25		(2)
Changes in long-term assets	2		4
Changes in long-term liabilities	(10)		6
Other	2		1
Net cash provided by operating activities	104		112

Investing activities:
Cash payments for plant, property & equipment	(34)		(30)
Cash payments for software-related intangibles	(6)		(2)
Investments and other	1		-
Net cash used by investing activities	(39)		(32)

Financing activities:
Issuance of long-term debt	155		-
Debt issuance costs on long-term debt	(9)		-
Retirement of long-term debt	(129)		(7)
Net inc./(dec.) in bank overdrafts	3		(11)
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on long-term debt and short-term borrowings secured by accounts receivable	18		(62)
Net inc./(dec.) in short-term borrowings secured by accounts receivable	(126)	(a)	-
Distribution to noncontrolling interest partners	(10)		(10)
Net cash used by financing activities	(98)		(90)

Effect of foreign exchange rate changes on cash and cash equivalents	(14)		8

Decrease in cash and cash equivalents	(47)		(2)
Cash and cash equivalents, April 1	193		113
Cash and cash equivalents, June 30	$146		$111

Cash paid during the period for interest	$39		$43
Cash paid during the period for income taxes (net of refunds)	16		8

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$11		$11

(a) An accounting rule change in the first quarter 2010 requires Tenneco to account for its accounts receivable securitization program in North America as secured borrowings. As a result, changes in funding from the North America accounts receivable securitization program are included in net cash provided by financing activities on the statement of cash flows and were previously reflected in net cash used by operating activities. At June 30, 2010, there were no borrowings outstanding under the North America accounts receivable securitization program.

	ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Six Months Ended
	June 30,
	2010		2009

Operating activities:
Net income (loss)	$58		$(76)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities -
Depreciation and amortization of other intangibles	108		107
Stock-based compensation	5		4
Deferred income taxes	2		(3)
Loss on sale of assets	3		4
Changes in components of working capital-
(Inc.)/dec. in receivables	(293)	(a)	(57)
(Inc.)/dec. in inventories	(71)		67
(Inc.)/dec. in prepayments and other current assets	2		(5)
Inc./(dec.) in payables	232		(36)
Inc./(dec.) in taxes accrued	1		19
Inc./(dec.) in interest accrued	1		1
Inc./(dec.) in other current liabilities	19		(5)
Changes in long-term assets	1		6
Changes in long-term liabilities	(21)		1
Other	-		4
Net cash provided by operating activities	47		31

Investing activities:
Proceeds from sale of assets	1		2
Cash payments for plant, property & equipment	(72)		(66)
Cash payments for software-related intangibles	(8)		(4)
Acquisition of business, net of cash acquired	-		1
Investments and other	2		-
Net cash used by investing activities	(77)		(67)

Financing activities:
Issuance of long-term debt	155		2
Debt issuance costs on long-term debt	(9)		(8)
Retirement of long-term debt	(137)		(8)
Net inc./(dec.) in bank overdrafts	2		(24)
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on long-term debt and short-term borrowings secured by accounts receivable	20		75
Net inc./(dec.) in short-term borrowings secured by accounts receivable	-	(a)	-
Distribution to noncontrolling interest partners	(11)		(10)
Net cash provided by financing activities	20		27

Effect of foreign exchange rate changes on cash and cash equivalents	(11)		(6)

Decrease in cash and cash equivalents	(21)		(15)
Cash and cash equivalents, January 1	167		126
Cash and cash equivalents, June 30	$146		$111

Cash paid during the period for interest	$61		$65
Cash paid during the period for income taxes (net of refunds)	24		12

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$11		$11

(a) An accounting rule change in the first quarter 2010 requires Tenneco to account for its accounts receivable securitization program in North America as secured borrowings. As a result, changes in funding from the North America accounts receivable securitization program are included in net cash provided by financing activities on the statement of cash flows and were previously reflected in net cash used by operating activities. At June 30, 2010, there were no borrowings outstanding under the North America accounts receivable securitization program.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited

	Q2 2010
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$40

Net income attributable to noncontrolling interests				6

Net income				46

Income tax expense				15

Interest expense (net of interest capitalized)				32

EBIT, Income before interest expense, income taxes and noncontrolling ownership interests (GAAP measure)	$50	$30	$13	93

Depreciation and amortization of other intangibles	27	21	5	53

Total EBITDA including noncontrolling interests (2)	$77	$51	$18	$146

	Q2 2009
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net loss attributable to Tenneco Inc.				$(33)

Net income attributable to noncontrolling interests				4

Net loss				(29)

Income tax expense				11

Interest expense (net of interest capitalized)				35

EBIT, Income before interest expense, income taxes and noncontrolling ownership interests (GAAP measure)	$6	$6	$5	17

Depreciation and amortization of other intangibles	28	23	4	55

Total EBITDA including noncontrolling interests (2)	$34	$29	$9	$72

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited

	Q2 2010				Q2 2009
	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Net loss attributable to Tenneco Inc.	Per Share
Earnings Measures	$146	$93	$40	$0.66	$72	$17	$(33)	$(0.72)

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses	3	4	3	0.04	2	3	2	0.04
Environmental reserve (4)	-	-	-	-	5	5	3	0.07
Charges related to refinancing	-	-	1	0.02	-	-	-	-
Net tax adjustments	-	-	(6)	(0.10)	-	-	18	0.39

Non-GAAP earnings measures	$149	$97	$38	$0.62	$79	$25	$(10)	$(0.22)

					Q2 2010
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$50	$30	$13	$93
Restructuring and related expenses					3	1	-	4

Adjusted EBIT					$53	$31	$13	$97

					Q2 2009
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$6	6	$5	$17
Restructuring and related expenses					1	2	-	3
Environmental reserve (4)					5	-	-	5

Adjusted EBIT					$12	$8	$5	$25

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for the second quarters of 2010 and 2009 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Represents costs related to environmental liabilities of a company Tenneco acquired in 1996, at locations never operated by Tenneco, and for which that acquired company had been indemnified by Mark IV Industries, which declared bankruptcy in the second quarter 2009.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited

	YTD 2010
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$47

Net income attributable to noncontrolling interests				11

Net income				58

Income tax expense				30

Interest expense (net of interest capitalized)				64

EBIT, Income before interest expense, income taxes and noncontrolling ownership interests (GAAP measure)	$86	$42	$24	152

Depreciation and amortization of other intangibles	55	43	10	108

Total EBITDA including noncontrolling interests (2)	$141	$85	$34	$260

	YTD 2009
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net loss attributable to Tenneco Inc.				$(82)

Net income attributable to noncontrolling interests				6

Net loss				(76)

Income tax expense				14

Interest expense (net of interest capitalized)				66

EBIT, Income before interest expense, income taxes and noncontrolling ownership interests (GAAP measure)	$10	$(11)	$5	4

Depreciation and amortization of other intangibles	56	43	8	107

Total EBITDA including noncontrolling interests (2)	$66	$32	$13	$111

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited

	YTD 2010				YTD 2009
	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Net loss attributable to Tenneco Inc.	Per Share
Earnings Measures	$260	$152	$47	$0.77	$111	$4	$(82)	$(1.76)

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses	7	9	6	0.09	4	6	4	0.08
Environmental reserve (4)	-	-	-	-	5	5	3	0.07
Charges related to refinancing	-	-	1	0.02	-	-	-	-
Net tax adjustments	-	-	(1)	(0.01)	-	-	36	0.77

Non-GAAP earnings measures	$267	$161	$53	$0.87	$120	$15	$(39)	$(0.84)

					YTD 2010
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$86	$42	$24	$152
Restructuring and related expenses					7	2	-	9

Adjusted EBIT					$93	$44	$24	$161

					YTD 2009
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$10	(11)	$5	$4
Restructuring and related expenses					3	3	-	6
Environmental reserve (4)					5	-	-	5

Adjusted EBIT					$18	$(8)	$5	$15

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for the first six months of 2010 and 2009 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Represents costs related to environmental liabilities of a company Tenneco acquired in 1996, at locations never operated by Tenneco, and for which that acquired company had been indemnified by Mark IV Industries, which declared bankruptcy in the second quarter 2009.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited

	Q2 2010
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$140	$4	$136	$-	$136
Exhaust	417	3	414	181	233
Total North America Original Equipment	557	7	550	181	369

North America Aftermarket
Ride Control	138	1	137	-	137
Exhaust	43	1	42	-	42
Total North America Aftermarket	181	2	179	-	179

Total North America	738	9	729	181	548

Europe Original Equipment
Ride Control	114	(10)	124	-	124
Exhaust	266	(21)	287	85	202
Total Europe Original Equipment	380	(31)	411	85	326

Europe Aftermarket
Ride Control	56	(5)	61	-	61
Exhaust	41	(3)	44	-	44
Total Europe Aftermarket	97	(8)	105	-	105

South America & India	129	9	120	13	107

Total Europe, South America & India	606	(30)	636	98	538

Asia	121	-	121	27	94

Australia	37	5	32	3	29

Total Asia Pacific	158	5	153	30	123

Total Tenneco Inc.	$1,502	$(16)	$1,518	$309	$1,209

	Q2 2009
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$76	$-	$76	$-	$76
Exhaust	242	-	242	109	133
Total North America Original Equipment	318	-	318	109	209

North America Aftermarket
Ride Control	109	-	109	-	109
Exhaust	41	-	41	-	41
Total North America Aftermarket	150	-	150	-	150

Total North America	468	-	468	109	359

Europe Original Equipment
Ride Control	106	-	106	-	106
Exhaust	223	-	223	71	152
Total Europe Original Equipment	329	-	329	71	258

Europe Aftermarket
Ride Control	56	-	56	-	56
Exhaust	45	-	45	-	45
Total Europe Aftermarket	101	-	101	-	101

South America & India	90	-	90	12	78

Total Europe, South America & India	520	-	520	83	437

Asia	88	-	88	19	69

Australia	30	-	30	3	27

Total Asia Pacific	118	-	118	22	96

Total Tenneco Inc.	$1,106	$-	$1,106	$214	$892

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited

	YTD 2010
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$268	$8	$260	$-	$260
Exhaust	743	5	738	316	422
Total North America Original Equipment	1,011	13	998	316	682

North America Aftermarket
Ride Control	251	3	248	-	248
Exhaust	81	2	79	-	79
Total North America Aftermarket	332	5	327	-	327

Total North America	1,343	18	1,325	316	1,009

Europe Original Equipment
Ride Control	230	(5)	235	-	235
Exhaust	535	(4)	539	167	372
Total Europe Original Equipment	765	(9)	774	167	607

Europe Aftermarket
Ride Control	95	(2)	97	-	97
Exhaust	68	(1)	69	-	69
Total Europe Aftermarket	163	(3)	166	-	166

South America & India	239	24	215	26	189

Total Europe, South America & India	1,167	12	1,155	193	962

Asia	232	1	231	52	179

Australia	76	14	62	4	58

Total Asia Pacific	308	15	293	56	237

Total Tenneco Inc.	$2,818	$45	$2,773	$565	$2,208

	YTD 2009
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$162	$-	$162	$-	$162
Exhaust	489	-	489	223	266
Total North America Original Equipment	651	-	651	223	428

North America Aftermarket
Ride Control	208	-	208	-	208
Exhaust	78	-	78	-	78
Total North America Aftermarket	286	-	286	-	286

Total North America	937	-	937	223	714

Europe Original Equipment
Ride Control	197	-	197	-	197
Exhaust	410	-	410	129	281
Total Europe Original Equipment	607	-	607	129	478

Europe Aftermarket
Ride Control	87	-	87	-	87
Exhaust	74	-	74	-	74
Total Europe Aftermarket	161	-	161	-	161

South America & India	158	-	158	21	137

Total Europe, South America & India	926	-	926	150	776

Asia	155	-	155	38	117

Australia	55	-	55	5	50

Total Asia Pacific	210	-	210	43	167

Total Tenneco Inc.	$2,073	$-	$2,073	$416	$1,657

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of cash / Adjusted EBITDA including noncontrolling interests
Unaudited

		Quarter Ended June 30,

		2010		2009

Total debt		$1,254		$1,520

Cash and cash equivalents		146		111

Debt net of cash balances (1)		1,108		1,409

Adjusted EBITDA including noncontrolling interests (2) (3)		482		257

Ratio of debt net of cash balances to adjusted EBITDA including noncontrolling interests (4)		2.3x		5.5x

	Q3 09	Q4 09	Q1 10	Q2 10	Q2 10 LTM

Net income (loss) attributable to Tenneco Inc.	(8)	17	7	40	56

Net income attributable to noncontrolling interests	4	9	5	6	24

Income tax expense (benefit)	4	(5)	15	15	29

Interest expense (net of interest capitalized)	35	32	32	32	131

EBIT, Income before interest expense, income taxes and noncontrolling ownership interests (GAAP measure)	35	53	59	93	240

Depreciation and amortization of other intangibles	55	59	55	53	222

Total EBITDA including noncontrolling interests (2)	90	112	114	146	462

Restructuring and related expenses	11	2	4	3	20

Total Adjusted EBITDA including noncontrolling interest (3)	101	114	118	149	482

	Q3 08	Q4 08	Q1 09	Q2 09	Q2 09 LTM

Net loss attributable to Tenneco Inc.	(136)	(298)	(49)	(33)	(516)

Net income attributable to noncontrolling interests	3	2	2	4	11

Income tax expense	131	126	3	11	271

Interest expense (net of interest capitalized)	30	25	31	35	121

EBIT, Income before interest expense, income taxes and noncontrolling ownership interests (GAAP measure)	28	(145)	(13)	17	(113)

Depreciation and amortization of other intangibles	56	54	52	55	217

Total EBITDA including noncontrolling interests (2)	84	(91)	39	72	104

Restructuring and related expenses	6	24	2	2	34

Environmental reserve (5)	-	-	-	5	5

Goodwill impairment charge	-	114	-	-	114

Total Adjusted EBITDA including noncontrolling interest (3)	90	47	41	79	257

(1) Tenneco presents debt net of cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for- dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents the above reconciliation of the ratio of debt net of cash to annual adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, annual adjusted EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of cash is presented as an indicator of our credit position and progress toward reducing our financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of cash, EBITDA including noncontrolling interests and adjusted EBITDA including noncontrolling interests.

(5) Represents a charge related to environmental liabilities of a company Tenneco acquired in 1996, at locations never operated by Tenneco, and for which that acquired company had been indemnified by Mark IV Industries, which declared bankruptcy in the second quarter 2009.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Original Equipment Value-added Revenues
Unaudited

	Three Months Ended June 30,

	2010	2009

Net sales and operating revenues	$1,502	$1,106

Less: Aftermarket revenues	321	287

Original equipment revenues	1,181	819

Less: Substrate sales	304	214

Original equipment value-added revenues	$877	$605

	Six Months Ended June 30,

	2010	2009

Net sales and operating revenues	$2,818	$2,073

Less: Aftermarket revenues	578	510

Original equipment revenues	2,240	1,563

Less: Substrate sales	565	416

Original equipment value-added revenues	$1,675	$1,147

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect OE value-added revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact.

CONTACT:
Tenneco Inc.
Jane Ostrander
Media inquiries
847 482-5607
jostrander@tenneco.com
or
Linae Golla
Investor inquiries
847 482-5162
lgolla@tenneco.com
or
Margie Pazikas
Media inquiries
+32 (0) 2 706 9025
mpazikas@tenneco.com